UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2007

GiraSolar, Inc.

 (Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50502

68-0526359

(Commission File Number)

            (IRS Employer Identification Number)

173 Parkland Plaza, Suite B, Ann Arbor, MI 48103

(Address of Principal Executive Offices)

(734) 418-3004

(Registrant’s Telephone Number, Including Area Code)

Legend Investment Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-Financial Information

Item 2.02 Results of Operations and Financial Condition

On September 25, 2007, GiraSolar, Inc. issued a press release announcing its financial results for the year ended December 31, 2006.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Report, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit

Description

99.1

Press Release issued by GiraSolar, Inc. dated September 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIRASOLAR, INC.

Dated: September 25, 2007

By:

_s/s_James Miller____

James Miller, President

EXHIBIT INDEX

Exhibit

Description

     99.1            Press Release issued by GiraSolar, Inc. dated September 25, 2007

Exhibit 99.1

GiraSolar, Inc. Announces 2006 Financial Results

Company generated revenues of $55.9 million and a net loss of $2.3 million for the year ending December 31, 2006

DEVENTER, THE NETHERLANDS – (MARKET WIRE) – September 25, 2007 – GiraSolar, Inc. (OTC Other: GRSR - News), an internationally operating solar energy company with subsidiaries, partners, and affiliated entities active in the field of solar energy product development, production, and application, announced that it has published its 2006 audited annual financial results for the year ending December 31, 2006.

In commenting on the results, President of GiraSolar, Inc., James Miller, said, "The escalating demand for solar products in 2006 fueled demand for GiraSolar’s products and services.  We are committed to continued progress and expansion in areas with favorable solar initiatives and to our short-term goal of becoming a fully-reporting company.  We believe the favorable 2006 financial results speak to this commitment.”

Wieland Koornstra, Chief Executive Officer of GiraSolar BV further commented:  “In 2006 we recorded consolidated revenues of approximately $56 million, a momentous achievement for a company of our size.  When accounting for those revenues, it is also important to note that approximately $16 million of those sales were intended for delivery in 2007, but were actually supplied and recorded in 2006, which resulted in an increase in our 2006 revenue but will have the effect of causing our 2007 revenue to be $16 million less than we originally anticipated.  Looking ahead, we foresee continued great strides within our current customer base and leveraging our brand to create additional new business. Nevertheless, due to changing market conditions, regulatory issues with incentive programs, the variability of silicon prices and other factors, we cannot give any accurate prediction for our 2007 revenue.”

GiraSolar, Inc. anticipates quarterly financial results for first and second quarter of 2007 to be published shortly, thereby bringing the company current with the Securities Exchange Commission reporting requirements and establishing the base from which it will file to be listed on the OTC Bulletin Board.

About GiraSolar, Inc.:

GiraSolar, Inc. is a US-Dutch holding company based in Ann Arbor with its operational HQ in Deventer, The Netherlands, through GiraSolar BV. It is an umbrella organization, combining the strengths of its subsidiaries, partners, and affiliated entities, active in the field of solar energy product development, production, and application. GiraSolar's three subsidiaries consist of 100% owned DutchSolar B.V., 51% owned GiraSolar Turkey Ltd. Ste. (GST), and 100% owned GiraMundo B.V. The group focuses its business activities on silicon, solar cells, solar modules and solar energy systems.  For more information, please visit the Company's web site at www.girasolar.com.

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties.  Such forward-looking statements include, but are not limited to, statement regarding escalating demand for solar products, our continued progress and expansion, great strides with our current customer base and leveraging our brand to create additional new business.  These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Those factors include, but are not limited to, the risk factors noted in the Company's filings with the United States Securities and Exchange Commission (copies of which may be obtained at the SEC's website at: http://www.sec.gov), such as the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products, services and enhancements by competitors; the competitive nature of the markets for the Company's products and services; the Company's ability to gain market acceptance for its products and services; the Company's ability to fund its operational growth; the Company's ability to attract and retain skilled personnel; the Company's ability to diversify its revenue streams and customer concentrations; and the Company's reliance on third-party suppliers. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements, other than as required by law.

Contact:

Investor Relations

Thomas Sauve

TMS Capital LLC

 (646) 245-2465

tms@tmscapital.com